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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Maxtor Corporation (the "Company") on Form S-8 (File No. ______________) pertaining to the Company's 1998 Restricted Stock Plan, 1998 Employee Stock Purchase Plan and Amended and Restated 1996 Stock Option Plan of our report dated February 3, 1998, except for Notes 7 and 10 for which the date is April 9, 1998, the ninth paragraphs of Notes 1 and 7, for which the date is June 3, 1998, and the first paragraph of Note 14, for which the date is July 24, 1998, which includes an emphasis of a matter related to the Company's ultimate parent, Hyundai Electronics Industries, Co., Ltd., on our audits of the consolidated financial statements and schedule of Maxtor Corporation as of December 28, 1996 and December 27, 1997, and for the nine month period ended December 28, 1996 and for the year ended December 27, 1997, which report is included in the Company's 1997 Annual Report on Form 10-K/A, Amendment No. 1.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP
------------------------------
San Jose, California
August 5, 1998